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                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-112274

           Addendum to Prospectus Supplement dated February 27, 2004

                                                            Dated:  July 1, 2004

                                STATE OF ISRAEL
                                  $30,000,000
                                MAZEL TOV BONDS

                            _______________________


     The interest rate on each Mazel Tov Bond purchased during the sales period commencing on July 1, 2004 and terminating on December 31, 2004 is 4.25%. The purchase price for each Mazel Tov Bond is $100, and each bond will mature five years after its issue date. The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $123.

     To ensure purchase of a Bond at such interest rate, the purchase price and all supporting documentation must be received by Development Corporation for Israel by December 27, 2004.